Exhibit 99.3



================================================================================



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         CROMPTON & KNOWLES CORPORATION

                                 PARK MERGER CO.

                                       AND

                                WITCO CORPORATION

                              --------------------

                            DATED AS OF MAY 31, 1999



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                              THE FIRST STEP MERGER

1.1      The First Step Merger..........................................       1
1.2      Effective Time.................................................       2
1.3      Effects of the First Step Merger...............................       2
1.4      Conversion of Crompton Common Stock............................       2
1.5      Newco Common Stock.............................................       2
1.6      Dissenting Shares..............................................       2
1.7      Options........................................................       3
1.8      Certificate of Incorporation...................................       3
1.9      By-Laws........................................................       3
1.10     Board of Directors; Management.................................       3

                                   ARTICLE II
                             THE SECOND STEP MERGER

2.1      The Second Step Merger.........................................       4
2.2      Effective Time.................................................       4
2.3      Effects of the Second Step Merger..............................       4
2.4      Conversion of Witco Common Stock...............................       4
2.5      Newco Common Stock.............................................       5
2.6      Options........................................................       5
2.7      Certificate of Incorporation...................................       6
2.8      By-Laws........................................................       6
2.9      Tax Consequences...............................................       6
2.10     Management Succession..........................................       6
2.11     Board of Directors.............................................       6
2.12     Name; Corporate Offices........................................       6

                                   ARTICLE III
                               EXCHANGE OF SHARES

3.1      Newco to Make Shares Available.................................       7
3.2      Exchange of Shares.............................................       7

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARK AND NEWCO

4.1      Organization and Standing......................................       9
4.2      Subsidiaries...................................................       9

4.3      Corporate Power and Authority..................................      10
4.4      Capitalization of Crompton.....................................      10
4.5      Conflicts, Consents and Approval...............................      11
4.6      Brokerage and Finder's Fees; Expenses..........................      12
4.7      Opinion of Financial Advisor...................................      12
4.8      Employee Benefit Plans.........................................      12
4.9      Crompton SEC Documents.........................................      15
4.10     Taxes..........................................................      16
4.11     Registration Statement.........................................      16
4.12     Compliance with Law............................................      17
4.13     Litigation.....................................................      17
4.14     No Material Adverse Change.....................................      17
4.15     Board Meeting..................................................      17
4.16     Undisclosed Liabilities........................................      18
4.17     Labor Relations................................................      18
4.19     Permits; Compliance............................................      18
4.20     Environmental Matters..........................................      18
4.21     Witco Stock Ownership..........................................      19
4.22     Contracts......................................................      19
4.23     State Takeover Laws............................................      20
4.24     Crompton Rights Agreement......................................      20
4.25     Year 2000......................................................      20
4.26     Intellectual Property..........................................      20

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF MADISON

5.1      Organization and Standing......................................      21
5.2      Subsidiaries...................................................      21
5.3      Corporate Power and Authority..................................      22
5.4      Capitalization of Witco........................................      22
5.5      Conflicts; Consents and Approvals..............................      23
5.6      Brokerage and Finder's Fees; Expenses..........................      23
5.7      Opinion of Financial Advisor...................................      24
5.8      Employee Benefit Plans.........................................      24
5.9      Witco SEC Documents............................................      26
5.10     Taxes..........................................................      27
5.11     Registration Statement.........................................      27
5.12     Compliance with Law............................................      27
5.13     Litigation.....................................................      28
5.14     No Material Adverse Change.....................................      28
5.15     Board Meeting..................................................      28
5.16     Undisclosed Liabilities........................................      28
5.17     Labor Relations................................................      28
5.19     Permits; Compliance............................................      29

5.20     Environmental Matters..........................................      29
5.21     Crompton Stock Ownership.......................................      30
5.22     Contracts......................................................      30
5.23     DGCL Section 203 and State Takeover Laws.......................      30
5.24     Witco Rights Agreement.........................................      30
5.25     Year 2000......................................................      30
5.26     Intellectual Property..........................................      30

                                   ARTICLE VI
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1      Conduct of Businesses prior to the Effective Time..............      31
6.2      Forbearances...................................................      31

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

7.1      Mutual Agreements..............................................      33
7.2      Additional Agreements of Crompton..............................      34
7.3      Additional Agreements of Witco.................................      40

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

8.1      Conditions to Each Party's Obligation to Effect the Second
         Step Merger....................................................      43
8.2      Conditions to Obligations of Crompton and Newco................      44
8.3      Conditions to Obligations of Witco.............................      45

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

9.1      Termination....................................................      45
9.2      Effect of Termination..........................................      47
9.3      Amendment......................................................      47
9.4      Extension; Waiver..............................................      48

                                    ARTICLE X
                               GENERAL PROVISIONS

10.1     Closing........................................................      48
10.2     Nonsurvival of Representations, Warranties and Agreements......      48
10.3     Fees and Expenses..............................................      48
10.4     Notices........................................................      49
10.5     Interpretation.................................................      50
10.6     Counterparts...................................................      50
10.7     Entire Agreement...............................................      50

10.8     Governing Law..................................................      51
10.9     Severability...................................................      51
10.10    Assignment; Third-Party Beneficiaries..........................      51
10.11    Certain Agreements of Crompton and Witco.......................      51
10.12    Representations and Warranties of Newco........................      51


Exhibit A -- Form of Certificate of Incorporation of Newco
Exhibit B -- Form of By-Laws of Newco
Exhibit C -- Form of Crompton Option Agreement
Exhibit D -- Form of Witco Option Agreement
Exhibit E -- Form of Affiliate Letter Addressed to Crompton
Exhibit F -- Form of Affiliate Letter Addressed to Witco
Exhibit G -- Board of Directors of the Combined Company

                             INDEX OF DEFINED TERMS

                      DEFINED TERM                             SECTION
                      ------------                             -------

$2.65 Cumulative Convertible Preferred....................     5.4(c)
Action....................................................     4.13
Agreement.................................................     preamble
Applicable Laws...........................................     4.12
Certificate of Merger.....................................     2.2
Claim.....................................................     4.2(c)
Closing...................................................     10.1
Closing Date..............................................     10.1
Code......................................................     1.7
Combined Company..........................................     recitals
Commission................................................     4.14
Common Certificate........................................     2.4(b)
Confidentiality Agreement.................................     7.1(f)
Contract..................................................     4.22
Controlled Group Liability................................     4.8(a)
Crompton..................................................     preamble
Crompton Acquisition Agreement                                 7.2(g)
Crompton Articles.........................................     4.1
Crompton By-Laws..........................................     4.1
Crompton Competing Transaction............................     7.2(g)
Crompton Common Certificate...............................     1.4(b)
Crompton Common Stock.....................................     1.4(a)
Crompton Disclosure Schedule..............................     Article IV
Crompton Employee Benefit Plans...........................     4.8(a)
Crompton Filed SEC Documents..............................     4.14
Crompton Option Agreement.................................     recitals
Crompton Plan.............................................     4.8(a)
Crompton Rights Agreement.................................     1.4(a)
Crompton SEC Documents....................................     4.9
Crompton Stock Plans......................................     1.7
Crompton Stockholder Rights...............................     1.4(a)
Crompton Stockholders.....................................     4.3
Crompton Stockholders Approval............................     7.2(a)
Deutsche Bank.............................................     5.6
Delaware Secretary........................................     1.2
DGCL......................................................     1.1
Dissenting Shares.........................................     1.6
Effective Time............................................     2.2
Environmental Laws........................................     4.20(a)
ERISA.....................................................     4.8(a)

                      DEFINED TERM                             SECTION
                      ------------                             -------

ERISA Affiliate...........................................     4.8(a)
Exchange Act..............................................     4.9
Exchange Agent............................................     3.1
Exchange Fund.............................................     3.1
Exchange Ratio............................................     2.4(a)
First Effective Time......................................     1.2
First Merger Effective Time...............................     1.4(a)
First Merger Exchange Ratio...............................     1.4(a)
First Step Merger.........................................     recitals
GAAP......................................................     4.9
Goldman Sachs.............................................     4.6
Governmental Authority....................................     4.5(d)
Hazardous Materials.......................................     4.20(a)
HSR Act...................................................     4.5(d)
Indemnified Parties.......................................     7.2(c)
Injunction................................................     8.1(e)
Insurance Amount..........................................     7.2(d)
Intellectual Property.....................................     4.26
IRS.......................................................     4.8(b)
Joint Proxy Statement.....................................     4.11
Massachusetts Secretary...................................     1.2
Material Adverse Effect...................................     4.1
MBCL......................................................     1.1
Merger....................................................     recitals
Multiemployer Plan........................................     4.8(a)
Multiple Employer Plan....................................     4.8(g)
New Benefit Plans.........................................     7.2(e)
Newco.....................................................     preamble
Newco By-Laws.............................................     1.9
Newco Certificate.........................................     1.8
Newco Common Stock........................................     1.4(a)
NLRB......................................................     4.17
NYSE......................................................     3.2(e)
Option Agreements.........................................     recitals
PBGC......................................................     4.8(f)
Permits...................................................     4.19
Qualified Witco Plan......................................     5.8(c)
Qualified Crompton Plan...................................     4.8(c)
Qualifying Witco Proposal                                      7.3(c)
Qualifying Crompton Proposal                                   7.2(g)
Registration Statement....................................     4.11
Release...................................................     4.20(a)
Salomon Smith Barney......................................     4.6

                      DEFINED TERM                             SECTION
                      ------------                             -------

Second Step Merger........................................     recitals
Section 16 Information....................................     7.2(I)
Securities Act............................................     4.9
Series Preferred Stock....................................     5.4(b)
Substitute Option.........................................     2.6
Systems...................................................     4.25
Tax.......................................................     4.10
Witco.....................................................     preamble
Witco Acquisition Agreement                                    7.3(c)
Witco By-Laws.............................................     5.9
Witco Certificate.........................................     5.1
Witco Common Stock........................................     2.4(a)
Witco Competing Transaction...............................     7.3(c)
Witco Disclosure Schedule.................................     Article V
Witco Filed SEC Documents.................................     5.14
Witco Employee Benefit Plans..............................     5.8(a)
Witco Insiders............................................     7.2(I)
Witco Option Agreement....................................     recitals
Witco Plan................................................     5.8(a)
Witco Preferred Stock.....................................     5.4(c)
Witco Rights Agreement....................................     2.4(a)
Witco SEC Documents.......................................     5.9
Witco Stockholder Rights..................................     2.4(a)
Witco Stockholders........................................     5.3
Witco Stockholders Approval...............................     7.3(a)
Witco Stock Plans.........................................     2.6(a)
Withdrawal Liability......................................     4.8(a)
Year 2000 Compliant.......................................     4.25

                      AGREEMENT AND PLAN OF REORGANIZATION

                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of May 31, 1999 (this "Agreement"), by and among CROMPTON & KNOWLES CORPORATION, a Massachusetts corporation ("Crompton"), PARK MERGER CO., a Delaware corporation and wholly owned subsidiary of Crompton ("Newco"), and WITCO CORPORATION, a Delaware corporation ("Witco").

                  WHEREAS, the Boards of Directors of Witco, Crompton and Newco have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which (a) Crompton will, subject to the terms and conditions set forth herein, merge with and into Newco (the "First Step Merger") so that Newco is the surviving corporation in the First Step Merger, and (b) immediately thereafter, Witco will, subject to the terms and conditions set forth herein, merge with and into Newco (the "Second Step Merger" and, together with the First Step Merger, the "Merger"), so that Newco is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Combined Company") in the Second Step Merger; and

                  WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Crompton and Witco are entering into a Crompton stock option agreement in the form attached hereto as Exhibit C (the "Crompton Option Agreement"); and

                  WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Crompton and Witco are entering into a Witco stock option agreement in the form attached hereto as Exhibit D (the "Witco Option Agreement" and, together with the Crompton Option Agreement, the "Option Agreements"); and

                  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I

                              THE FIRST STEP MERGER


          1.1 The First Step Merger. Subject to the terms and conditions of this Agreement, in accordance with the Massachusetts Business Corporation Law (the "MBCL") and the General Corporation Law of the State of Delaware (the "DGCL"), at the First Effective Time, Crompton shall merge with and into Newco. Newco shall be the surviving corporation in the First Step Merger and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the First Step Merger, the separate corporate existence of Crompton shall terminate.

          1.2 Effective Time. The First Step Merger shall become effective as set forth in the articles of merger that shall be filed with the Secretary of Commonwealth of the Commonwealth of Massachusetts (the "Massachusetts Secretary") and the certificate of merger that shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") on the Closing Date. The term "First Effective Time" shall be the date and time when the First Step Merger becomes effective, as set forth in the articles of merger and certificate of merger referred to in this Section 1.2.

          1.3 Effects of the First Step Merger. At and after the First Effective Time, the First Step Merger shall have the effects set forth in Section 80 of the MBCL and Sections 259 and 261 of the DGCL.

          1.4 Conversion of Crompton Common Stock. (a) At the First Effective Time, by virtue of the First Step Merger and without any action on the part of Crompton, Newco or the holders of common stock of Crompton or Newco, each share of common stock, par value $.10 per share, of Crompton issued and outstanding immediately prior to the First Effective Time (together with the rights (the "Crompton Stockholder Rights") attached thereto issued pursuant to that certain Rights Agreement, dated July 20, 1988, as amended, between Crompton and The Chase Manhattan Bank, N.A., as Rights Agent (the "Crompton Rights Agreement"), "Crompton Common Stock"), other than Dissenting Shares and shares of Crompton Common Stock held in Crompton's treasury or by Newco, shall be converted into one share (the "First Merger Exchange Ratio") of common stock, par value $.01 per share, of Newco ( "Newco Common Stock").

          (b) All of the shares of Crompton Common Stock converted into Newco Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate previously representing any such shares of Crompton Common Stock (a "Crompton Common Certificate") shall thereafter represent, without the requirement of any exchange thereof, only the number of shares of Newco Common Stock into which the shares of Crompton Common Stock represented by such Crompton Common Certificate have been converted pursuant to this Section 1.4.

          (c) At the First Effective Time, all shares of Crompton Common Stock that are owned by Crompton as treasury stock and all shares of Crompton Common Stock that are owned by Crompton or Newco shall be cancelled and shall cease to exist and no stock of Newco or other consideration shall be delivered in exchange therefor.

          1.5 Newco Common Stock. At and after the First Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the First Effective Time shall be cancelled and retired and shall resume the status of authorized and unissued shares of Newco Common Stock, and no shares of Newco Common Stock or other securities of Newco shall be issued in respect thereof.

          1.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Crompton Common Stock that are outstanding immediately prior to the First Effective Time, the holders of which shall have delivered to Crompton a written demand for appraisal of such shares in the manner provided in
Section 86 and 89 of the MBCL ("Dissenting Shares"), shall not be converted into Newco Common Stock; instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 89 of the MBCL; provided, however, that (a) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares (with the written approval of the Combined Company if such withdrawal is not tendered within 60 days after the First Effective Time), or (b) if any holder fails to establish such holder's entitlement to appraisal rights under the MBCL, such holder shall forfeit the right to appraisal of such shares of Crompton Common Stock and each of such shares shall thereupon be deemed to have been converted into, as of the First Effective Time, Newco Common Stock pursuant to Section 1.4, without interest thereon.

          1.7 Options. At the First Effective Time, each option granted by Crompton to purchase shares of Crompton Common Stock that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Crompton Common Stock and shall be converted automatically into an option to purchase a number of shares of Newco Common Stock equal to the number of shares of Crompton Common Stock subject to such option immediately prior to the First Effective Time at an exercise price per share of Newco Common Stock equal to the exercise price per share of Crompton Common Stock in effect immediately prior to the First Effective Time and otherwise subject to the terms of the appropriate Crompton Employee Benefit Plan pursuant to which such options have been issued (such plans, collectively, the "Crompton Stock Plans") and the agreements evidencing grants thereunder. The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Crompton shall be deemed to be references to Newco.

          1.8 Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the First Effective Time, the Certificate of Incorporation of the surviving corporation in the First Step Merger shall be substantially in the form attached hereto as Exhibit A (the "Newco Certificate"), with such changes thereto as shall be mutually agreed upon by Crompton and Witco, until thereafter amended in accordance with the terms thereof and all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws").

          1.9 By-Laws. Subject to the terms and conditions of this Agreement, at the First Effective Time, the By-Laws of the surviving corporation in the First Step Merger shall be in substantially the form attached hereto as Exhibit B (the "Newco By-Laws"), with such changes as may be mutually agreed upon by Crompton and Witco, until thereafter amended in accordance with the terms thereof and Applicable Laws.

          1.10 Board of Directors; Management. From and after the First Effective Time, until duly changed pursuant hereto or in accordance with the Newco Certificate, the Newco By-Laws or Applicable Laws, the directors of Crompton shall be the directors of Newco, and the officers of Crompton shall be the officers of Newco. At the Effective Time, the directors of Newco shall be as set forth in Section 2.11, and the officers of Newco shall be determined in accordance with Section 2.10.


                                   ARTICLE II

                             THE SECOND STEP MERGER


          2.1 The Second Step Merger. Subject to the terms and conditions of this Agreement, in accordance with the DGCL, at the Effective Time, Witco shall merge with and into Newco. Newco shall be the surviving corporation in the Second Step Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Second Step Merger, the separate corporate existence of Witco shall terminate.

          2.2 Effective Time. The Second Step Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") that shall be filed with the Delaware Secretary on the Closing Date. The term "Effective Time" shall be the date and time when the Second Step Merger becomes effective, as set forth in the Certificate of Merger. The Effective Time shall occur immediately after the First Effective Time has occurred.

          2.3 Effects of the Second Step Merger. At and after the Effective Time, the Second Step Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

          2.4 Conversion of Witco Common Stock. At the Effective Time, by virtue of the Second Step Merger and without any action on the part of Crompton, Newco, Witco or the holder of any of the following securities:

          (a) Subject to Section 3.2(e), each share of the common stock, par value $5.00 per share, of Witco issued and outstanding immediately prior to the Effective Time (together with the rights (the "Witco Stockholder Rights") attached thereto issued pursuant to that certain Rights Agreement, dated March 2, 1995, between Witco and First Chicago Trust Company of New York, as Rights Agent (the "Witco Rights Agreement"), "Witco Common Stock"), other than shares of Witco Common Stock held in Witco's treasury, shall be converted into the right to receive 0.9242 shares (the "Exchange Ratio") of Newco Common Stock.

          (b) All of the shares of Witco Common Stock converted into the right to receive Newco Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Witco Common Stock (a "Common Certificate") shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Newco Common Stock and (ii) cash in lieu of fractional shares into which the shares of Witco Common Stock represented by such Common Certificate have been converted pursuant to this Section 2.4 and Section 3.2(e). Common Certificates shall be exchanged for certificates representing whole shares of Newco Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Common Certificates in accordance with

Section 3.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Witco Common Stock or Crompton Common Stock (or, following the consummation of the First Step Merger, the outstanding shares of Newco Common Stock) shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization (other than solely as a result of the First Step Merger), an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

          (c) At the Effective Time, all shares of Witco Common Stock that are owned by Witco as treasury stock and all shares of Witco Common Stock that are owned by Witco shall be cancelled and shall cease to exist, and no stock of Newco or other consideration shall be delivered in exchange therefor. All shares of Newco Common Stock that are owned by Witco shall become treasury stock of Newco.

          (d) Subject to Section 7.3(e), any outstanding $2.65 Cumulative Convertible Preferred shall not be effected by the Merger and shall continue to have the same rights and preferences as were in effect prior to Closing.

          2.5 Newco Common Stock. At and after the Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Combined Company and shall not be affected by the Second Step Merger.

          2.6 Options. (a) At the Effective Time, each option granted by Witco to purchase shares of Witco Common Stock that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Witco Common Stock and shall be converted automatically into an option to purchase shares of Newco Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the appropriate Witco Employee Benefit Plan pursuant to which such options have been issued (such plans collectively the "Witco Stock Plans") and the agreements evidencing grants thereunder):

          (i) The number of shares of Newco Common Stock to be subject to the new option shall be equal to the product of the number of shares of Witco Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Newco Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

          (ii) The exercise price per share of Newco Common Stock under the new option shall be equal to the exercise price per share of Witco Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent (as so adjusted, a "Substitute Option").

          (b) The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Witco shall be deemed to be references to Newco.

          (c) Within ten (10) days after the Effective Time, Newco shall register under the Securities Act on Form S-8 or other appropriate form (and use its reasonable best efforts to maintain the effectiveness thereof) shares of Newco Common Stock issuable pursuant to all Substitute Options.

          (d) Effective at the Effective Time, Newco shall assume each Substitute Option in accordance with the plan or arrangement under which it was issued and the stock option agreement by which it is evidenced.

          2.7 Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Newco Certificate shall be the Certificate of Incorporation of the Combined Company, until thereafter amended in accordance with the terms thereof and Applicable Laws.

          2.8 By-Laws. Subject to the terms and conditions of this Agreement, at the Effective Time, the Newco By-Laws shall be the By-Laws of the Combined Company until thereafter amended in accordance with the terms thereof and Applicable Laws.

          2.9 Tax Consequences. It is intended that each of the First Step Merger and the Second Step Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code.

          2.10 Management Succession. At the Effective Time, E. Gary Cook shall be Chairman of the Board of the Combined Company and Vincent A. Calarco shall be the President and Chief Executive Officer of the Combined Company and otherwise the officers of Newco immediately prior to the Effective Time shall be the initial officers of the Combined Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

          2.11 Board of Directors. From and after the Effective Time, until duly changed in accordance with Applicable Laws, the Newco Certificate and the Newco By-Laws, the Board of Directors of Newco shall consist of the persons identified in Exhibit G to this Agreement.

          2.12 Name; Corporate Offices. (a) At the Effective Time, the name of the Combined Company shall be "C&K Witco Corporation."

          (b) The corporate headquarters of the Combined Company shall be maintained in the State of Connecticut.

                                   ARTICLE III

                               EXCHANGE OF SHARES


          3.1 Newco to Make Shares Available. At or prior to the Effective Time, Newco shall deposit, or shall cause to be deposited, with ChaseMellon Shareholder Services, L.L.C., or another bank or trust company reasonably acceptable to each of Crompton and Witco (the "Exchange Agent"), for the benefit of the holders of Common Certificates, for exchange in accordance with this
Article III, certificates representing the shares of Newco Common Stock and cash in lieu of any fractional shares (such cash and certificates for shares of Newco Common, together with any dividends or distributions with respect thereto, the "Exchange Fund") to be issued pursuant to Section 2.4 and paid pursuant to
Section 3.2(a) in exchange for outstanding shares of Witco Common Stock.

          3.2 Exchange of Shares. (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of one or more Common Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for certificates representing the shares of Newco Common Stock and any cash in lieu of fractional shares into which the shares of Witco Common Stock represented by such Common Certificate or Common Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Common Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Newco Common Stock to which such holder of Witco Common Stock shall have become entitled pursuant to the provisions of Article II and (ii) a check representing the amount of any cash in lieu of fractional shares that such holder has the right to receive in respect of the Common Certificate surrendered pursuant to the provisions of this Article III, and the Common Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Common Certificates.

          (b) No dividends or other distributions declared with respect to Newco Common Stock shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article III. After the surrender of a Common Certificate in accordance with this Article III, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Newco Common Stock represented by such Common Certificate.

          (c) If any certificate representing shares of Newco Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and other-wise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Newco Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no transfers on the stock transfer books of Witco of the shares of Witco Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Newco Common Stock as provided in this Article III.

          (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of Common Certificates, no dividend or distribution with respect to Newco Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Newco. In lieu of the issuance of any such fractional share, Newco shall pay to each former stockholder of Witco who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing-sale prices of Crompton Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by The Wall Street Journal, Northeastern edition, for the five trading days immediately preceding the date of the Effective Time by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Newco Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 2.4.

          (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Witco for 12 months after the Effective Time shall be paid to the Combined Company. Any former stockholders of Witco who have not theretofore complied with this Article III shall thereafter look only to Newco for payment of the shares of Newco Common Stock, cash in lieu of any fractional shares, and any unpaid dividends and distributions on the Newco Common Stock deliverable in respect of each share of Witco Common Stock such stockholder holds as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, none of Crompton, Newco, Witco, the Exchange Agent or any other person shall be liable to any former holder of shares of Witco Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Newco, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Combined Company upon termination of the Exchange Fund pursuant to Section 3.2(f).

          (h) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed, the posting by such person of a bond in such amount as Newco may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the shares of Newco Capital Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF CROMPTON AND NEWCO


               Except as disclosed in a section of the Crompton disclosure schedule delivered to Witco concurrently herewith (the "Crompton Disclosure Schedule") reasonably related to the applicable representation and warranty being qualified, Crompton and Newco hereby represent and warrant to Witco (subject to Section 10.12) as follows:

          4.1 Organization and Standing. Each of Crompton and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Crompton and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton. The term "Material Adverse Effect" means, with respect to Crompton, Witco or the Combined Company, as the case may be, a material adverse effect on (a) the business, assets, results of operations or financial condition of such party and its subsidiaries, taken as a whole, or (b) the ability of such party to consummate the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) the United States or global economic or chemical industry conditions generally, and not specifically relating to such party, (ii) the United States or global securities markets in general, and not specifically relating to such party,
(iii) changes in legal or regulatory conditions that affect generally, and not specifically relating to such party, the businesses in which Crompton and Witco are engaged, (iv) actions or omissions of Crompton, Witco or Newco taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, and (v) disruptions to the business of Crompton or Witco, as the case may be, directly attributable to the announcement of this Agreement or the transactions contemplated hereby. Neither Crompton nor any of its subsidiaries is in default in the performance, observance or fulfillment of any provision of, in the case of Crompton, its Articles of Organization, as amended and restated (the "Crompton Articles"), or By-Laws (the "Crompton By-Laws"), or, in the case of any subsidiary of Crompton, its certificate of incorporation, by-laws or other organizational documents.

          4.2 Subsidiaries. As of the date hereof, other than immaterial interests, Crompton does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. Section 4.2 of the Crompton Disclosure

Schedule sets forth as to each subsidiary of Crompton: (a) its name and jurisdiction of incorporation or organization and (b) the percentage of securities owned directly or indirectly by Crompton. Crompton owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Crompton's subsidiaries. Each of the outstanding shares of capital stock of each of Crompton's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Crompton free and clear of all liens, pledges, security interests, claims or other encumbrances, other than liens imposed by law. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims, or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of Crompton, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary of Crompton; and no subsidiary of Crompton has any obligation of any kind to issue any additional securities or to pay for securities of any subsidiary of Crompton or any predecessor thereof. Since the date of their incorporation, Newco has not carried on any business or conducted any operations other than the execution of this Agreement and the performance of its obligations hereunder and matters ancillary hereto.

          4.3 Corporate Power and Authority. Each of Crompton and Newco has all requisite corporate power and authority to enter into this Agreement and, subject to authorization of the Merger and the transactions contemplated hereby by the holders of Crompton Common Stock ("Crompton Stockholders"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Crompton and Newco, subject to authorization of the Merger and the transactions contemplated hereby by Crompton Stockholders. This Agreement has been duly executed and delivered by each of Crompton and Newco, and constitutes the legal, valid and binding obligation of each of Crompton and Newco, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          4.4 Capitalization of Crompton. As of the date hereof, Crompton's authorized capital stock consisted solely of (a) 250,000,000 shares of Crompton Common Stock, of which (i) 65,456,873 shares were issued and outstanding, (ii) 11,875,878 shares were issued and held in treasury (which does not include the shares reserved for issuance as set forth in clause (a)(iii) below) and (iii) 11,964,431 shares were reserved for issuance upon the exercise or conversion of options, warrants, restricted stock awards or convertible securities granted or issuable by Crompton, and (b) 250,000 shares of preferred stock, without par value, none of which was issued and outstanding or reserved for issuance (except for 67,000 shares designated as "Series A Junior Participating Preferred Stock," none of which was issued and outstanding). The authorized capital stock of Newco consists of 500 shares of common stock, par value $.01 per share, and 500 shares of preferred stock, par value of $.10 per share. Except as set forth above and except for the shares of Crompton Common Stock reserved for issuance upon the exercise of the option granted to Crompton pursuant to the Crompton Stock Option Agreement, as of the date hereof, no shares of capital stock or other voting securities of Crompton were issued, reserved for issuance or outstanding. Each outstanding share of Crompton capital stock is, and all shares of Newco Common Stock to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Crompton capital stock has not been, and all shares of Newco Common Stock to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth above or in the Crompton Filed SEC Documents, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Crompton of any securities of Crompton, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of Crompton; and Crompton has no obligation of any kind to issue any additional securities or to pay for securities of Crompton or any predecessor. Crompton has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with Crompton stockholders.

          4.5 Conflicts, Consents and Approval. Neither the execution and delivery of this Agreement by Crompton or Newco nor the consummation of the transactions contemplated hereby will:

          (a) conflict with, or result in a breach of any provision of the Crompton Articles or Crompton By-Laws or the Newco Certificate or the Newco By-Laws;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Crompton or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Crompton or any of its subsidiaries is a party, except for violations, conflicts or breaches that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to Crompton or any of its subsidiaries or their respective properties or assets, except for violations that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Crompton or any of its affiliates with any third party, or any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) authorization of the Merger and the transactions contemplated hereby by the Crompton Stockholder Approval, (ii) authorization for inclusion of the shares of Newco Common Stock to be issued in the Merger and the transactions contemplated hereby on the NYSE, subject to official notice of issuance, (iii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (iv) registrations or other actions required under U.S. federal and state securities laws as are contemplated by this Agreement and (v) the filing of the applicable articles or certificate of merger with the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Massachusetts.

          (e) the only vote of holders of any class or series of Crompton Common Stock or Newco Common Stock not heretofore obtained and necessary to approve this Agreement, the First Step Merger and the other transactions contemplated hereby, including the issuance of the Newco Common Stock as part of the Merger, is the Crompton Stockholders Approval.

          4.6 Brokerage and Finder's Fees; Expenses. Except for Crompton's obligation to each of Goldman, Sachs & Co. ("Goldman Sachs") and Salomon Smith Barney Inc. ("Salomon Smith Barney") (a copy of the written agreement relating to each such obligation shall be provided to Witco), Crompton has not incurred and will not incur, directly or indirectly, any brokerage, finder's, investment banking or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligations to each of Goldman Sachs and Salomon Smith Barney, Crompton is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby. A bona fide written estimate of the aggregate amount of all fees and expenses expected to be paid by Crompton to all accountants and investment bankers in connection with the Merger has been provided to Witco on the date hereof.

          4.7 Opinion of Financial Advisor. The Board of Directors of Crompton has received the opinion of Salomon Smith Barney to the effect that, as of the date of this Agreement, the First Merger Exchange Ratio is fair to Crompton Stockholders from a financial point of view.

          4.8 Employee Benefit Plans. (a) The following terms have the definitions given below:

               "Controlled Group Liability" means any and all liabilities under
(i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case, other than pursuant to the Crompton Employee Benefit Plans or the Witco Employee Benefit Plans, as the case may be.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

               A "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

               "Crompton Employee Benefit Plans" means any material employee benefit plan, program, policy, practices or other arrangement providing benefits to any current or former employee, officer or director of Crompton or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Crompton or any of its subsidiaries or to which Crompton or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

               A "Crompton Foreign Plan" shall refer to each material plan, program or contract that is subject to or governed by the laws of any jurisdiction other than the United States, and that would have been treated as a Crompton Employee Benefit Plan had it been a United States plan, program or contract.

               A "Crompton Plan" means any Crompton Employee Benefit Plan other than a Multiemployer Plan.

               "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan (as such terms are defined in Part I of Subtitle E of Title IV of ERISA).

          (b) Section 4.8 of the Crompton Disclosure Schedule sets forth a true and complete list of all Crompton Employee Benefit Plans. With respect to each Crompton Plan, Crompton has made available to Witco a true, correct and complete copy of: (i) each writing constituting a part of such Crompton Plan, including, without limitation, all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Crompton shall make available to Witco within thirty days following the date of this Agreement a list and copies of the Crompton Foreign Plans, excluding for this purpose statutorily required benefits.

          (c) The IRS has issued a favorable determination letter with respect to each Crompton Plan and the related trust that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Crompton Plan"), and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Crompton Plan or the related trust. Each Crompton Plan that is intended to meet the requirements of Section 501(c)(9) of the Code is identified in Section 4.8 of the Crompton Disclosure Schedule, and each such Crompton Plan meets such requirements and provides no disqualified benefits (as such term is defined in Section 4976(b) of the Code).

          (d) All contributions required to be made to any Crompton Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Crompton Plan, for any period through the date hereof, have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected on the financial statements. Each Crompton Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) unfunded.

          (e) With respect to each Crompton Employee Benefit Plan, Crompton and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Crompton Employee Benefits Plans, and each Crompton Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, and there are no existing, circumstances that could give rise to, any requirement for the posting of security with respect to a Crompton Plan or the imposition of any lien on the assets of Crompton or any of its subsidiaries under ERISA or the Code. No prohibited transaction has occurred with respect to any Crompton Plan from which exemption is unavailable. Neither Crompton, its subsidiaries nor any of their ERISA Affiliates has engaged in a transaction in connection with which Crompton, its subsidiaries or any of their ERISA Affiliates reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

          (f) With respect to each Crompton Plan that is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such Crompton Plan equals or exceeds the actuarial present value of all accrued benefits under such Crompton Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Crompton Plan; (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iv) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Crompton; and (vi) the PBGC has not instituted proceedings to terminate any such Crompton Plan and, to Crompton's knowledge, no condition exists that presents a risk that such proceedings will be instituted or that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Crompton Plan.

          (g) No Crompton Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of Crompton and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of Crompton and its subsidiaries nor any of their ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

          (h) There does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of Crompton or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither Crompton nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

          (i) Except as disclosed in the Crompton Filed SEC Documents, and except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, neither Crompton nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

          (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Crompton or any of its subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by Crompton or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (k) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Crompton Plans, any fiduciaries thereof with respect to their duties to the Crompton Plans or the assets of any of the trusts under any of the Crompton Plans that could reasonably be expected to result in any material liability of Crompton or any of its subsidiaries to the PBGC, the U.S. Department of Treasury, the U.S. Department of Labor, any Crompton Plan or any Multiemployer Plan.

          (l) With respect to each Crompton Foreign Plan, Crompton and its subsidiaries have complied, and are now in compliance, in all material respects, with applicable local laws and regulations, and all amounts required to be reserved on account of each Crompton Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Crompton Foreign Plan is established.

          4.9 Crompton SEC Documents. Each of Crompton and its subsidiaries has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since January 1, 1997 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), or the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") (such documents, as supplemented and amended since the time of filing, collectively, the "Crompton SEC Documents"). The Crompton SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Crompton included in the Crompton SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Crompton and its consolidated subsidiaries as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

          4.10 Taxes. Except as set forth in the Crompton Filed SEC Documents,
(a) Crompton has duly filed all U.S. federal and material state and local and foreign income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Crompton, (b) all of the foregoing returns and reports are complete and correct in all material respects, and Crompton has timely paid all taxes shown as due on such returns or reports, (c) Crompton has paid or made adequate provision (in accordance with GAAP) in the financial statements of Crompton included in the Crompton SEC Documents for all taxes payable in respect of all periods ending on or prior to December 26, 1998, (d) neither Crompton nor any of its subsidiaries has requested any extension of time within which to file any returns in respect of any year that have not since been filed, (e) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed, in each case, in writing, by any taxing authority, against Crompton or any of its subsidiaries for which there are not adequate reserves (in accordance with GAAP), (f) as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves (in accordance with GAAP), (g) the U.S. federal income tax returns of Crompton and its subsidiaries have been audited by the IRS through the fiscal year ending December 31, 1995, and (h) Crompton has not filed an election under
Section 341(f) of the Code to be treated as a consenting corporation. Crompton is not aware of any fact or circumstance that would prevent the First Step Merger or the Second Step Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. The term "tax" shall include all U.S. federal, state and local and foreign taxes, including interest and penalties thereon and additions thereto.

          4.11 Registration Statement. None of the information provided by Crompton, Newco or any of their subsidiaries for inclusion in the registration statement on Form S-4 to be filed with the Commission by Crompton under the Securities Act, including the prospectus relating to shares of Newco Common Stock to be issued in the Merger and the joint proxy statement and form of proxies relating to the vote of Witco Stockholders with respect to the Merger and the vote of Crompton Stockholders with respect to the Merger (collectively and as amended, supplemented or modified, the "Joint Proxy Statement") contained therein (such registration statement as amended, supplemented or modified, the "Registration Statement"), at the time of the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and the Joint Proxy Statement, except for such portions thereof that relate only to Witco and its subsidiaries, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

          4.12 Compliance with Law. Each of Crompton and its subsidiaries is in compliance with, and at all times since December 31, 1995 has been in compliance with, all Applicable Laws relating to it or its business or properties except for instances of noncompliance that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton. This Section 4.12 does not relate to matters with respect to (x) employee benefits, to the extent the subject of Section 4.8, (y) taxes, to the extent the subject of Section 4.10 or (z) the environmental matters, to the extent the subject of Section 4.19.

          4.13 Litigation. Except as set forth in the Crompton Filed SEC Documents, there is no suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of Crompton, threatened against Crompton or any of its subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Crompton. Neither Crompton nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Crompton.

          4.14 No Material Adverse Change. Except as set forth in the Crompton SEC Documents filed with the Securities and Exchange Commission (the "Commission") and publicly available prior to the date of this Agreement (the "Crompton Filed SEC Documents"), since December 31, 1998, each of Crompton and its subsidiaries has conducted its business in the ordinary course, consistent with past practice, and there has been no (a) event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Crompton, (b) declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, except as otherwise permitted by Section 6.2(b), or (c) material change in its accounting principles, practices or methods.

          4.15 Board Meeting. The Board of Directors of Crompton, at a meeting duly called and held, has by the required vote of the directors then in office
(a) approved and determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of Crompton and the Crompton Stockholders and (b) recommended that Crompton Stockholders adopt this Agreement and declared that this Agreement is advisable.

          4.16 Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the consolidated balance sheet of Crompton as of December 31, 1998 or the notes thereto included in the Crompton Filed SEC Documents or otherwise disclosed in the Crompton Filed SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (c) for liabilities or obligations that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton, neither Crompton nor any of its subsidiaries have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

          4.17 Labor Relations. There is no unfair labor practice complaint against Crompton or any of its subsidiaries pending before the National Labor Relations Board (the "NLRB"), and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of Crompton, threatened against or involving Crompton or any of its subsidiaries. Except as disclosed in the Crompton Filed SEC Documents, neither Crompton nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of Crompton, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Crompton or any of its subsidiaries.

          4.18 Permits; Compliance. Each of Crompton and its subsidiaries is in possession of, and in compliance with, all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (collectively, "Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton.

          4.19 Environmental Matters. (a) The term "Environmental Laws" means all U.S. federal, state or local or foreign Applicable Laws relating to pollution or protection of human health or the environment, preservation or reclamation of natural resources (including ambient air, surface water, groundwater, land surface or subsurface strata ("Environment")), including laws relating to emissions, discharges, Releases or threatened Releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, Permits, plans or regulations issued, entered, promulgated or approved thereunder. "Release" means any release, spill, emission, leak, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into, under or through the Environment or within any building, structure, facility or fixture.

          (b) Except as set forth in the Crompton Filed SEC Documents, there are, with respect to Crompton, its subsidiaries or any predecessor entities, divisions or any formerly owned, leased or operated properties or assets of the foregoing, no past or present violations of Environmental Laws, Releases of any material into the Environment, actions, omissions, activities (including off-site disposal or arranging for disposal of Hazardous Materials), circumstances, conditions, events, incidents or contractual obligations that may give rise to any common law environmental liability or any liability under any Environmental Law, other than those that, individually or in, the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton and none of Crompton and its subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing.

          (c) Except as set forth in the Crompton Filed SEC Documents, no Hazardous Materials are contained on or about any real property currently owned, leased or used by Crompton or any of its subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by Crompton or any of its subsidiaries during the period the property was so owned, leased or used, except in the normal course of Crompton's business, except for such Hazardous Materials contained or released that, individually or in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on Crompton.

          (d) Neither Crompton nor any of its subsidiaries has assumed, whether by contract or operation of Applicable Law, any liabilities under Environmental Law that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Crompton.

          (e) Except as set forth in the Crompton Filed SEC Documents, with respect to Crompton and its subsidiaries (i) no changes in the terms or conditions of any Permits are required under Environmental Law either prior to or upon their renewal, and no modification, revocation, reissuance, alteration, transfer, or amendment of such Permits, or any review by, or approval of, any Governmental Authority of such Environmental Permits is required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or the continuation of business of Crompton or its subsidiaries following such consummation except for any such matters that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton, and (ii) neither Crompton nor any of its subsidiaries knows of or reasonably anticipates any costs of any pollution control equipment or any other compliance expenditures under Environmental Law in excess of those currently budgeted, except for any excess costs that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton.

          4.20 Witco Stock Ownership. Neither Crompton nor any of its subsidiaries owns any shares of Witco Common Stock or other securities convertible into Witco Common Stock.

          4.21 Contracts. None of Crompton or any of its subsidiaries, or, to the knowledge of Crompton, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default by Crompton under, any contract, agreement, guarantee, lease or executory commitment (each a "Contract") to which it is a party, except such violations or defaults under such Contracts that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton.

          4.22 State Takeover Laws. Prior to the date hereof, the Board of Directors of Crompton has taken all action necessary to exempt under or make not subject to any state takeover law or state law that Crompton is aware of that limits or restricts business combinations or the ability to acquire or vote shares: (a) the execution of this Agreement, (b) the Merger and (c) the transactions contemplated hereby.

          4.23 Crompton Rights Agreement. Crompton has taken or will take all action necessary, if any, in respect of the Crompton Rights Agreement so as to provide that none of Witco and its affiliates will become an "Acquiring Person" and that no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Crompton Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement.

          4.24 Year 2000. To the knowledge of Crompton, the software, operations, systems and processes (collectively, "Systems") (including, to the knowledge of Crompton, Systems obtained from third parties) that, in whole or in part, are used, operated, relied upon, or integral to, Crompton's or any of its subsidiaries, conduct of their business, are Year 2000 Compliant, except as disclosed in the Crompton Filed SEC Reports. Crompton has plans that are adequate to ensure that its Systems are Year 2000 Compliant and has a reasonable belief that those plans will be fully implemented not later than December 1, 1999. "Year 2000 Compliant" means the ability to process (including calculate, compare, sequence, display or store), transmit or receive data or data/time data from, into and between the 20th and 21st centuries, and the years 1999 and 2000, and leap year calculations without error or malfunction.

          4.25 Intellectual Property. Except as disclosed in the Crompton Filed SEC Reports: (a) Crompton and each of its subsidiaries owns, is licensed or otherwise has the right to use, all Intellectual Property that is material to the conduct of the business of Crompton and its subsidiaries, taken as a whole;
(b) no person is challenging, infringing on or otherwise violating any right of Crompton or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Crompton or its subsidiaries, except for such items that, individually or in the aggregate, have not had or could reasonably be expected to have a Material Adverse Effect on Crompton; and (c) neither Crompton nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Crompton and its subsidiaries, and, to its knowledge, no Intellectual Property used by Crompton and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Crompton or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property, except for such items that, individually or in the aggregate, have not had or could reasonably be expected to have a Material Adverse Effect on Crompton. "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and application in any jurisdiction to register, the fore-going, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, application for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extension or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person, proprietary writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extension thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising our of or relating to any infringement or misappropriation of any of the foregoing.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF WITCO


               Except as disclosed in a section of the Witco disclosure schedule delivered to Crompton concurrently herewith (the "Witco Disclosure Schedule") reasonably related to the applicable representation and warranty being qualified, Witco hereby represents and warrants to Crompton and Newco as follows:

          5.1 Organization and Standing. Each of Witco and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Witco and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction have not had or could not be reasonably expected to have a Material Adverse Effect on Witco. Neither Witco nor any of its subsidiaries is in default in the performance, observance or fulfillment of any provision of, in the case of Witco, its Restated Certificate of Incorporation, as amended (the "Witco Certificate"), or By-Laws, as amended and restated (the "Witco By-Laws"), or, in the case of any subsidiary of Witco, its certificate of incorporation, by-laws or other organizational documents.

          5.2 Subsidiaries. As of the date hereof, other than immaterial interests, Witco does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. Section 5.2 of the Witco Disclosure Schedule sets forth as to each subsidiary of Witco: (a) its name and jurisdiction of incorporation or organization and (b) the percentage of securities owned directly or indirectly by Witco. Witco owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Witco's subsidiaries. Each of the outstanding shares of capital stock of each of Witco's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Witco free and clear of all liens, pledges, security interests, claims or other encumbrances, other than liens imposed by law that could not reasonably be expected to have, in the aggregate, a Material Adverse Effect on Witco. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of Witco, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary of Witco; and no subsidiary of Witco has any obligation of any kind to issue any additional securities or to pay for securities of any subsidiary of Witco or any predecessor thereof.

          5.3 Corporate Power and Authority. Witco has all requisite corporate power and authority to enter into this Agreement and, subject to authorization of the Merger and the transactions contemplated hereby by the holders of Witco Common Stock ("Witco Stockholders"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Witco, subject to authorization of the Merger and the transactions contemplated hereby by Witco Stockholders. This Agreement has been duly executed and delivered by Witco and constitutes the legal, valid and binding obligation of Witco enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          5.4 Capitalization of Witco. As of the date hereof, Witco's authorized capital stock consisted solely of (a) 100,000,000 shares of Witco Common Stock, of which (i) 57,644,017 shares were issued and outstanding, (ii) 17,615 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (a)(iii) below) and (iii) 10,400,000 shares were reserved for issuance upon the exercise or conversion of outstanding options, warrants, restricted stock awards or convertible securities other than purchase rights granted or issued by Witco, (b) 8,300,000 shares of series preferred stock, without par value ("Series Preferred Stock"), of which no shares were issued and outstanding, (c) 14,386 shares of $2.65 Cumulative Convertible Preferred Stock, $1.00 par value per share (the "$2.65 Cumulative Convertible Preferred," and, with the Series Preferred Stock, "Witco Preferred Stock"), of which 5,892 were issued and outstanding, and (d) 3,000 shares designated as "Series A Participating Cumulative Preferred Stock," none of which was issued and outstanding. Except as set forth above and except for the shares of Witco Common Stock reserved for issuance upon the exercise of the option granted to Witco pursuant to the Witco Stock Option Agreement, as of the date hereof, no shares of capital stock or other voting securities of Witco were issued, reserved for issuance or outstanding. Each outstanding share of Witco capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth above or in the Witco Filed SEC Documents, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Witco of any securities of Witco, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of Witco; and Witco has no obligation of any kind to issue any additional securities or to pay for securities of Witco or any predecessor. Witco has no outstanding bonds, debentures, notes or other similar obligations the holders which have the right to vote generally with Witco Stockholders.

          5.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by Witco, nor the consummation of the transactions contemplated hereby will:

          (a) conflict with, or result in a breach of any provision of the Witco Certificate or the Witco By-Laws;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Witco or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Witco or any of its subsidiaries is a party, except for violations, conflicts or breaches that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Witco or any of its subsidiaries or any of their respective properties or assets, except for violations that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Witco or any of its affiliates with any third party or any Governmental Authority, other than (i) the Witco Stockholders Approval, (ii) actions required by the HSR Act, (iii) registrations or other actions required under U.S. federal and state securities laws as are contemplated by this Agreement and (iv) the filing of the certificate of merger with the Secretary of State of the State of Delaware.

          (e) The only vote of holders of any class or series of Witco capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated hereby, is the Witco Stockholders Approval.

          5.6 Brokerage and Finder's Fees; Expenses. Except for Witco's obligations to Goldman Sachs and Deutsche Bank Securities ("Deutsche Bank") (copies of the written agreements relating to such obligations having previously been provided to Crompton), Witco has not incurred and will not incur, directly or indirectly, any brokerage, finder's, investment banking or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligations to each of Goldman Sachs and Deutsche Bank, Witco is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby. A bona fide written estimate of the aggregate amount of all fees and expenses expected to be paid by Witco to all accountants and investment bankers in connection with the Merger has been provided to Crompton on the date hereof.

          5.7 Opinion of Financial Advisor. Witco has received the opinions of Goldman Sachs and Deutsche Bank to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Witco Common Stock from a financial point of view.

          5.8 Employee Benefit Plans. (a) The following terms have the definitions given below:

               "Witco Employee Benefit Plans" means any material employee benefit plan, program, policy, practices or other arrangement providing benefits to any current or former employee, officer or director of Witco or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Witco or any of its subsidiaries or to which Witco or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

               A "Witco Foreign Plan" shall refer to each material plan, program or contract that is subject to or governed by the laws of any jurisdiction other than the United States, and that would have been treated as a Witco Employee Benefit Plan had it been a United States plan, program or contract.

               A "Witco Plan" means any Witco Employee Benefit Plan other than a Multiemployer Plan.

          (b) Section 5.8 of the Witco Disclosure Schedule sets forth a true and complete list of all Witco Employee Benefit Plans. With respect to each Witco Plan, Witco has made available to Crompton a true, correct and complete copy of:
(i) each writing constituting a part of such Witco Plan, including, without limitation, all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any. Witco shall make available to Crompton within thirty days following the date of this Agreement a list and copies of the Witco Foreign Plans, excluding for this purpose statutorily required benefits.

          (c) The IRS has issued a favorable determination letter with respect to each Witco Plan and the related trust that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Witco Plan"), and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Witco Plan or the related trust. Each Witco Plan that is intended to meet the requirements of Section 501(c)(9) of the Code is identified in Section 5.8 of the Witco Disclosure Schedule, and each such Witco

Plan meets such requirements and provides no "disqualified benefits" (as defined in Section 4976(b) of the Code).

          (d) All contributions required to be made to any Witco Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Witco Plan, for any period through the date hereof, have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected on the financial statements. Each Witco Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) unfunded.

          (e) With respect to each Witco Employee Benefit Plan, Witco and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Witco Employee Benefits Plans and each Witco Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, and there are no existing, circumstances that could give rise to, any requirement for the posting of security with respect to a Witco Plan or the imposition of any lien on the assets of Witco or any of its subsidiaries under ERISA or the Code. No prohibited transaction has occurred with respect to any Witco Plan from which exemption is unavailable. Neither Witco, its subsidiaries nor any of their ERISA Affiliates has engaged in a transaction in connection with which Witco, its subsidiaries or any of their ERISA Affiliates reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

          (f) With respect to each Witco Plan that is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such Witco Plan equals or exceeds the actuarial present value of all accrued benefits under such Witco Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Witco Plan; (iii) no reportable event within the meaning of
Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event;
(iv) all premiums to the PBGC have been timely paid in full; (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Witco; and (vi) the PBGC has not instituted proceedings to terminate any such Witco Plan and, to Witco's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Witco Plan.
          (g) No Witco Employee Benefit Plan is a Multiemployer Plan or Multiple Employer Plan. None of Witco and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiem-ployer Plan or Multiple Employer Plan. None of Witco and its subsidiaries nor any of their ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

          (h) There does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of Witco or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither Witco nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in
Section 4069 or Section 4204 or 4212 of ERISA.

          (i) Except as disclosed in the Witco Filed SEC Documents, and, except for health continuation coverage as required by Section 4980B of the Code or
Part 6 of Title I of ERISA, neither Witco nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

          (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Witco or any of its subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by Witco or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (k) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the Witco Plans, any fiduciaries thereof with respect to their duties to the Witco Plans or the assets of any of the trusts under any of the Witco Plans that could reasonably be expected to result in any material liability of Witco or any of its subsidiaries to the PBGC, the U.S. Department of Treasury, the U.S. Department of Labor, any Witco Plan or any Multiemployer Plan.

          (l) With respect to each Witco Foreign Plan, Witco and its subsidiaries have complied, and are now in compliance, in all material respects, with applicable local laws and regulations, and all amounts required to be reserved on account of each Witco Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Witco Foreign Plan is established.

          5.9 Witco SEC Documents. Each of Witco and its subsidiaries has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since January 1, 1997 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Witco SEC Documents"). The Witco SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Witco included in the Witco SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Witco and its consolidated subsidiaries as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

          5.10 Taxes. Except as set forth in the Witco Filed SEC Documents, (a) Witco has duly filed all U.S. federal and material state and local and foreign income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Witco, (b) all of the foregoing returns and reports are complete and correct in all material respects, and Witco has timely paid all taxes shown as due on such returns or reports, (c) Witco has paid or made adequate provision (in accordance with GAAP) in the financial statements of Witco included in the Witco SEC Documents for all taxes payable in respect of all periods ending on or prior to December 26, 1998, (d) neither Witco nor any of its subsidiaries has requested any extension of time within which to file any returns in respect of any year which have not since been filed, (e) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed, in each case in writing, by any taxing authority, against Witco or any of its subsidiaries for which there are not adequate reserves (in accordance with GAAP), (f) as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves (in accordance with GAAP), (g) the federal income tax returns of Witco and its subsidiaries have been audited by the IRS through the fiscal year ending December 31, 1995 and (h) Witco has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation. Witco is not aware of any fact or circumstance that would prevent the First Step Merger or the Second Step Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          5.11 Registration Statement. None of the information provided by Witco or any of its subsidiaries for inclusion in the Registration Statement at the time it becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement, except for such portions thereof that relate only to Crompton and its subsidiaries, will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

          5.12 Compliance with Law. Each of Witco and its subsidiaries is in compliance with, and at all times since December 31, 1995 has been in compliance with, all Applicable Laws re-lating to it or its business or properties, except for instances of noncompliance that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco. This Section
5.12 does not relate to matters with respect to (x) employee benefits, to the extent the subject of Section 5.8, (y) taxes, to the extent the subject of
Section 5.10 or (z) the environmental matters, to the extent the subject of
Section 5.19.

          5.13 Litigation. Except as set forth in the Witco Filed SEC Documents, there is no Action pending or, to the knowledge of Witco, threatened against Witco or any of its subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Witco. Neither Witco nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Witco.

          5.14 No Material Adverse Change. Except as set forth in the Witco SEC Documents filed with the Commission and publicly available prior to the date of this Agreement (the "Witco Filed SEC Documents"), since December 31, 1998, each of Witco and its subsidiaries has conducted its business in the ordinary course, consistent with past practice, and there has been no (a) event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Witco, (b) declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, except as otherwise permitted by Section 6.2(b) or
(c) material change in its accounting principles, practices or methods.

          5.15 Board Meeting. The Board of Directors of Witco, at a meeting duly called and held, has by the required vote of the directors then in office, (i) approved and determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of Witco and Witco Stockholders and (ii) recommended that Witco Stockholders adopt this Agreement and declared that this Agreement is advisable.

          5.16 Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the balance sheet of Witco as of December 31, 1998 or the notes thereto included in the Witco Filed SEC Documents or otherwise disclosed in the Witco Filed SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, or (c) for liabilities or obligations that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco, neither Witco nor any of its subsidiaries have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

          5.17 Labor Relations. There is no unfair labor practice complaint against Witco or any of its subsidiaries pending before the NLRB and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of Witco, threatened against or involving Witco or any of its subsidiaries. Except as disclosed in the Witco Filed SEC Documents, neither Witco nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of Witco, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Witco or any of its subsidiaries.

          5.18 Permits; Compliance. Each of Witco and its subsidiaries is in possession, and in compliance with, of all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco.

          5.19 Environmental Matters. (a) Except as set forth in the Witco Filed SEC Documents, there are, with respect to Witco, its subsidiaries or any predecessor entities, divisions or any formerly owned, leased or operated properties or assets of the foregoing, no past or present violations of Environmental Laws, Releases of any material into the Environment, actions, omissions, activities (including off-site disposal or arranging for disposal of Hazardous Materials), circumstances, conditions, events, incidents, or contractual obligations that may give rise to any common law environmental liability or any liability under any Environmental Law, other than those that, individually or in the aggregate, have not or could not reasonably be expected to have a Material Adverse Effect on Witco, and none of Witco and its subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing.

          (b) Except as set in the Witco Filed SEC Documents, no Hazardous Materials are contained on or about any real property currently owned, leased or used by Witco or any of its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by Witco or any of its subsidiaries during the period the property was so owned, leased or used, except in the normal course of Witco's business except for such Hazardous Materials contained or released that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Witco.

          (c) Neither Witco nor any of its subsidiaries has assumed, whether by contract or operation of Applicable Law, any liabilities under Environmental Law that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Witco.

          (d) Except as set forth in the Witco Filed SEC Documents, with respect to Witco and its subsidiaries (i) no changes in the terms or conditions of any Permits are required under Environmental Law either prior to or upon their renewal, and no modification, revocation, reissuance, alteration, transfer, or amendment of such Permits, or any review by, or approval of, any Governmental Authority of such Environmental Permits is required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or the continuation of business of Witco or its subsidiaries following such consummation except for any such matters that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco, and (ii) neither Witco nor any of its subsidiaries knows of or reasonably anticipates any costs of any pollution control equipment or any other compliance expenditures under Environmental Law in excess of those currently budgeted, except for any excess costs that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco.

          5.20 Crompton Stock Ownership. Neither Witco nor any of its subsidiaries owns any shares of Crompton Common Stock or other securities convertible into Crompton Common Stock.

          5.21 Contracts. None of Witco, any of its subsidiaries, or, to the knowledge of Witco, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default by Witco under, any Contract to which it is a party, except such violations or defaults under such Contracts that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco.

          5.22 DGCL Section 203 and State Takeover Laws. Prior to the date hereof, the Board of Directors of Witco has taken all action necessary to exempt under or make not subject to (a) Section 203 of the DGCL and (b) any other state takeover law or state law that Witco is aware of that limits or restricts business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, (ii) the Merger and (iii) the transactions contemplated hereby.

          5.23 Witco Rights Agreement. Witco has taken or will take all action necessary, if any, in respect of the Witco Rights Agreement so as to provide that none of Crompton and its affiliates will become an "Acquiring Person" and that no "Distribution Date" (as such terms are defined in the Witco Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement or the acquisition or transfer of shares of Witco Common Stock by Crompton.

          5.24 Year 2000. To the knowledge of Witco, the Systems (including, to the knowledge of Witco, Systems obtained from third parties) that, in whole or in part, are used, operated, relied upon, or integral to, Witco's or any of its subsidiaries, conduct of their business, are Year 2000 Compliant, except as disclosed in the Witco Filed SEC Reports. Witco has plans that are adequate to ensure that its Systems are Year 2000 Compliant and has a reasonable belief that those plans will be fully implemented not later than December 1, 1999.

          5.25 Intellectual Property. Except as disclosed in the Witco Filed SEC
Reports: (a) Witco and each of its subsidiaries owns, is licensed or otherwise has the right to use, all Intellectual Property that is material to the conduct of the business of Witco and its subsidiaries, taken as a whole; (b) no person is challenging, infringing on or otherwise violating any right of Witco or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Witco or its subsidiaries, except for such items that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco; and (c) neither Witco nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Witco and its subsidiaries, and, to its knowledge, no Intellectual Property used by Witco and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Witco or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellec-tual Property, except for such items that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco.


                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS


          6.1 Conduct of Businesses prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Witco Disclosure Schedule and the Crompton Disclosure Schedule) or the Option Agreements, each of Crompton and Witco shall, and shall cause each of their respective subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice and (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and maintain relationships with Governmental Authorities, customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect.

          6.2 Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 6 of the Crompton Disclosure Schedule or Section 6 of the Witco Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements, none of Crompton, Newco and Witco shall, and neither Crompton nor Witco shall permit any of their respective subsidiaries to, without the prior written consent of Crompton, in the case of actions proposed to be undertaken by Witco, or of Witco, in the case of actions proposed to be undertaken by Crompton or Newco:

          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Witco or any of its wholly owned subsidiaries to Witco or any of its subsidiaries, on the one hand, or of Crompton or any of its subsidiaries to Crompton or any of its wholly owned subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

          (b) (i)     adjust, split, combine or reclassify any capital stock;

              (ii) make, declare or pay any dividend, or make any other distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except for (w) dividends paid by any of the subsidiaries of each of Crompton and Witco to Crompton or Witco or any of their subsidiaries, respectively, (x) dividends paid in the ordinary course of business consistent with past practice by any subsidiaries (whether or not wholly owned) of each of Crompton and Witco, (y) regular quarterly cash dividends with respect to Crompton Common Stock and Witco Common Stock, with usual declaration, record and payment dates and in accordance with Crompton's and Witco's past dividend policy, as the case may be (which Crompton and Witco agree shall be coordinated), and (z), subject to Section 7.3(a), regular cash dividends with respect to the outstanding $2.65 Convertible Preferred in accordance with the current terms thereof;

              (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, other than the issuance of common stock upon the exercise of options outstanding on the date of this Agreement or issued in compliance with this Agreement in accordance with their terms; or

              (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof and options issued thereafter in compliance with Section 6.2(b)(iii) and (B) the Option Agreements;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets that are material to any individual, corporation or other entity other than a subsidiary, other than in the ordinary course of business consistent with past practice;

          (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof;

          (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

          (f) increase in any material manner the compensation or fringe benefits payable or to become payable to any of its employees or officers, except for increases in the ordinary course of business consistent with past practice in salaries or wages to employees who are not officers, or grant or pay any pension or retirement allowance not required by any existing plan or agreement to any employees, officers or directors, or become a party to, amend or commit itself to any collective bargaining, bonus, stock option, restricted stock, deferred compensation, pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, termination or severance agreement or plan with or for the benefit of any employee, officer or director, other than in the ordinary course of business consistent with past practice with respect to employees who are not officers or to the extent required by Applicable Laws or any collective bargaining agreement or contractual obligation existing on the date hereof, or accelerate the vesting of, or the lapsing of restrictions with respect to any stock options or other stock-based compensation;

          (g) settle any claim, action or proceeding involving money damages involving an amount in excess of $2,500,000;

          (h) amend its certificate of incorporation or articles of incorporation, as the case may be, or its by-laws;

          (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue such that the condition in Section 8.2(a) or 8.3(a), as the case may be, would not be satisfied or in any of the conditions to the Merger set forth in Article VIII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by Applicable Laws;

          (j) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP; or

          (k) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS


               Except as set forth in the Crompton Disclosure Schedule or the Witco Disclosure Schedule, as the case may be, the parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

          7.1      Mutual Agreements.

          (a) General. Each of the parties shall use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement (including, without limitation, using its reasonable best efforts to cause the conditions set forth in Article VIII for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

          (b) HSR Act. As soon as practicable, and in any event no later than twenty (20) business days after the date hereof, each of the parties hereto will file any Notification and Report Forms and related material required to be filed by it with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice under the HSR Act with respect to the Merger, will use its reasonable best efforts to obtain an early termination of the applicable waiting period, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable; provided, however, that neither Crompton nor Witco nor any of their respective subsidiaries shall be required hereunder to divest or hold separate any material portion of their business or assets.

          (c) Other Governmental Matters. Each of the parties shall use its reasonable best efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority that it may be required to give, make or obtain.

          (d) Tax-Free Treatment. Each of the parties shall use its reasonable best efforts to cause the Merger to constitute a tax-free "reorganization" under
Section 368(a) of the Code and to permit Wachtell, Lipton, Rosen & Katz and Cravath, Swaine & Moore to issue their respective opinions provided for in
Section 8.1(f).

          (e) Public Announcements. Except as otherwise required by Applicable Laws or the rules of the NYSE, none of the parties shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of Witco, in the case of a proposed announcement or statement by Crompton or Newco, or Crompton, in the case of a proposed announcement or statement by Witco, in each case which consent shall not be unreasonably withheld or delayed.

          (f) Access. From and after the date of this Agreement until the Effective Time (or the termination of this Agreement), Crompton and Witco shall permit representatives of the other to have appropriate access at all reasonable times to the other's premises, properties, books, records, contracts, tax records, documents, customers and suppliers. Information obtained by Crompton and Witco pursuant to this Section 7.1(f) shall be subject to the provisions of the confidentiality agreement between them, dated May 5, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement remains in full force and effect.

          7.2      Additional Agreements of Crompton.

          (a) Crompton Stockholders Meeting. Crompton shall take all action in accordance with Applicable Laws and the Crompton Articles and the Crompton By-Laws necessary to convene a meeting of Crompton Stockholders as promptly as practicable to consider and vote upon the approval of the Merger, this Agreement and the transactions contemplated hereby, including the issuance of the Newco Common Stock as part of the Merger (the "Crompton Stockholders Approval"). Without limiting the generality of the foregoing, Crompton agrees that its obligations pursuant to the first sentence of this Section 7.2(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Crompton of any Crompton Competing Transaction, (ii) the withdrawal or modification by the Board of Directors of Crompton of its approval or recommendation of this Agreement and the transactions contemplated hereby or
(iii) any declaration by the Board of Directors of Crompton that this Agreement and the transactions contemplated hereby are no longer advisable.

          (b) Preparation of Joint Proxy Statement. Crompton shall cooperate with Witco to, and shall, as soon as is reasonably practicable, prepare and file the Joint Proxy Statement with the Commission on a confidential basis. Crompton and Newco shall cooperate with Witco to, and shall, prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Joint Proxy Statement by the Commission and shall coop-erate with Witco to, and shall, use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time any information pertaining to Crompton contained in or omitted from the Registration Statement makes such statements contained in the Registration Statement false or misleading, Crompton shall promptly so inform Witco and will make statements contained therein not false or misleading. Crompton shall use all reasonable efforts to mail at the earliest practicable date to Crompton Stockholders the Joint Proxy Statement, which shall include all information required under Applicable Laws to be furnished to Crompton Stockholders in connection with the Merger and the transactions contemplated thereby. Crompton shall advise Witco promptly after it receives notice of (i) the Registration Statement being declared effective or any supplement or amendment thereto being filed with the Commission, (ii) the issuance of any stop order in respect of the Registration Statement, and (iii) the receipt of any correspondence, comments or requests from the Commission in respect of the Registration Statement. Crompton also shall cooperate with Witco to, and shall, take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of shares of Newco Common Stock in the Merger.

          (c) Indemnification. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Crompton, Witco, Newco or any of their respective subsidiaries, including any entity specified in the Crompton Disclosure Schedule or the Witco Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of Crompton, Witco, Newco or any of their respective subsidiaries or any entity specified in the Crompton Disclosure Schedule or the Witco Disclosure Schedule or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether, in any case, asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Newco shall indemnify and hold harmless, as and to the fullest extent permitted by Applicable Law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by Applicable Laws), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and, in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time); and Newco, after consultation with an Indemnified Party, shall retain counsel and direct the defense thereof, provided, however, that by virtue of the obligations herein set forth, Newco shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses incurred by any Indemnified Party in connection with the defense thereof, except that if

Newco fails or elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues that raise conflicts of interest between Newco and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Newco, and Newco shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (i) Newco shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel and after consultation with Newco, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Newco shall be obligated to pay for such separate counsel,
(ii) Newco shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (iii) Newco shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by Applicable Laws. Any Indemnified Party wishing to claim Indemnification under this Section 7.2(c), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Newco thereof, provided that the failure to so notify shall not affect the obligations of Newco under this Section 7.2(c) except to the extent such failure to notify materially prejudices Newco. Newco's obligations under this Section 7.2(c) continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

          (d) Directors' and Officers' Insurance. Crompton (and Newco, from and after the First Effective Time) shall use its reasonable best efforts to cause the individuals serving as officers and directors of Crompton, Newco or Witco, their respective subsidiaries or any entity specified in the Crompton Disclosure Schedule or the Witco Disclosure Schedule immediately prior to the First Effective Time or Effective Time, as the case may be, to be covered for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by Crompton or Witco, as the case may be (provided that Newco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Newco be required to expend more than 200% of the current amount expended by Crompton or Witco, as the case may be (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and provided, further, that, if Newco is unable to maintain or obtain the insurance called for by this Section 7.2(d), Newco shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

          (e) Employee Benefits. (i) From and after the Effective Time, the Crompton Plans and the Witco Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Newco or Witco (or their subsidiaries), respectively, covered by such plans at the Effective Time until such time as the Combined Company shall, subject to Applicable Laws, the terms of this Agreement and the terms of such plans, adopt new benefit plans, or modify or consolidate the existing plans, with respect to employees of Newco or Witco and their subsidiaries, respectively (the "New Benefit Plans"). Crompton and Witco shall cooperate in reviewing, evaluating and analyzing the Crompton Plans and the Witco Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Second Step Merger. It is the intention of Crompton and Witco to develop New Benefit Plans, as soon as reasonably practicable after the Effective Time, which, among other things, treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities and competitive industry practices. Notwithstanding the foregoing, employees of the Combined Company and its subsidiaries who are covered under a collective bargaining agreement shall be provided with benefits as are from time to time required by such collective bargaining agreement.

               (ii) The foregoing notwithstanding, the Combined Company agrees to honor in accordance with their terms all benefits vested as of the date hereof under the Crompton Plans or the Witco Plans or under other contracts, arrangements, commitments, or understandings described in the Crompton Disclosure Schedule and the Witco Disclosure Schedule.

               (iii) Nothing in this Section 7.2(e) shall be interpreted as preventing the Combined Company from amending, modifying or terminating any of the Crompton Plans, the Witco Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and Applicable Laws.

          (f) Notification of Certain Matters. Crompton shall give prompt notice to Witco of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Crompton or Newco representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time such that the condition set forth in Section 8.3(a) would not be satisfied and (ii) any material failure of Crompton or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.2(f) shall not limit or otherwise affect the remedies available hereunder to Witco.

          (g) No Solicitation. (i) Crompton agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to (A) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Crompton, or acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice, transactions disclosed in the Crompton Disclosure Schedule and the transactions contemplated by this Agreement) of Crompton, or any combination of the foregoing (a "Crompton Competing Transaction") or (B) negotiate, explore or otherwise engage in discussions with any person (other than Witco or its directors, officers, employees, agents and representatives) with respect to any Crompton Competing Transaction. Crompton will immediately cease all existing activities, discussions and negotiations with any parties conducted hereto-fore with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a Crompton Competing Transaction. From and after the execution of this Agreement, Crompton shall immediately advise Witco in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Crompton Competing Transaction (including the specific terms thereof), and promptly furnish to Witco a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto. Notwithstanding the foregoing, prior to receipt of the Crompton Stockholders Approval, Crompton may, but only to the extent required by the fiduciary obligations of its Board of Directors under Applicable Law, as determined in good faith and on a reasonable basis by such Board of Directors and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, in response to a publicly disclosed proposal for a Crompton Competing Transaction that constitutes a Qualifying Crompton Proposal that was not solicited or encouraged by Crompton or its representatives and that did not otherwise result from the breach or a deemed breach of this Section 7.2(g), and subject to compliance with the notification provisions of this Section 7.2(g), for a 10-day period commencing with the first notification to Witco under this Section 7.2(g) of receipt of such Crompton Competing Transaction, (x) furnish non-public information with respect to Crompton to the person proposing such Crompton Competing Transaction and its representatives pursuant to a confidentiality agreement with terms no less restrictive of such person than those set forth in the Confidentiality Agreement and (y) participate in discussions or negotiations with such person and its representatives regarding such Crompton Competing Transaction.

          (ii) Neither the Board of Directors of Crompton nor any committee thereof shall (A) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Witco, the approval or recommendation by the Board of Directors of Crompton of this Agreement and the transactions contemplated hereby, (B) approve, or permit or cause Crompton to enter into, any definitive agreement providing for the implementation of any Crompton Competing Transaction (each a "Crompton Acquisition Agreement") or (C) approve or recommend, or propose to approve or recommend, any Crompton Competing Transaction. Notwithstanding the foregoing, prior to receipt of the Crompton Stockholders Approval, and only to the extent required by the fiduciary obligations of the Crompton Board of Directors under Applicable Law, as determined in good faith and on a reasonable basis by such Board of Directors and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, in response to a publicly disclosed proposal for a Crompton Competing Transaction that constitutes a Qualifying Crompton Proposal that was not solicited or encouraged by Crompton or its representatives and that did not otherwise result from the breach or a deemed breach of this Section 7.2(g), (I) the Board of Directors of Crompton may withdraw or modify its approval or recommendation of the transactions contemplated by this Agreement and, in connection therewith, approve or recommend such Qualifying Crompton Proposal and (II) Crompton may enter into a Crompton Acquisition Agreement contemporaneously with its termination of this Agreement pursuant to Section 9.1(h).

          (iii) Nothing contained in this Section 7.2(g) shall prohibit Crompton from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

          (iv) For purposes of this Agreement, "Qualifying Crompton Proposal" means any proposal made by a third party to acquire all of the equity securities or all or substantially all of the assets of Crompton, pursuant to a tender offer, a merger, a consolidation, a recapitalization, a sale of its assets or otherwise, that is (A) for consideration that is substantial (as reasonably determined by the Board of Directors of Crompton) and is comprised solely of cash and not subject to financing contingencies, (B) on terms which a nationally recognized independent investment banking firm has opined in writing (with only customary qualifications) to be superior from a financial point of view to the holders of Crompton Common Stock to the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such proposal and this Agreement (including the terms of any proposal by Witco to amend or modify the terms of the transactions contemplated by this Agreement), and (C) reasonably capable of being completed within 7 months of the termination of this Agreement, taking into account all financial, regulatory, legal and other aspects of such proposal.

          (h) Listing Application. Crompton shall, as soon as practicable following the date hereof, prepare and submit to the NYSE a listing application covering the shares of Newco Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Newco Common Stock, subject to official notice of issuance.

          (i) Exemption from Liability Under Section 16(b). Assuming that Witco delivers to Crompton the Section 16 Information in a timely fashion, the Board of Directors of Crompton, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by the Witco Insiders of Newco Common Stock in exchange for shares of Witco Common Stock, and of options on Newco Common Stock upon conversion of options on Witco Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. "Section 16 Information" shall mean information accurate in all respects regarding the Witco Insiders, the number of shares of Witco Common Stock held by each such Witco Insider and expected to be exchanged for Newco Common Stock in the Merger, and the number and description of the options on Witco Common Stock held by each such Witco Insider and expected to be converted into options on Newco Common Stock in connection with the Merger. "Witco Insiders" shall mean those officers and directors of Witco who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

          (j) Crompton Rights Agreement. Prior to the earliest of the Effective Time or any termination of this Agreement pursuant to Article IX, Crompton agrees that it shall not, without Witco's consent, redeem the Crompton Stockholder Rights, amend or modify the Crompton Rights Agreement or take any other action that could result in the Crompton Rights Agreement being deemed inapplicable to any person other than Witco and Newco.

          (k) Takeover Laws; Governance Documents. Crompton shall take no action that would cause any Crompton Competing Transaction to be exempt from any requirements im-posed by any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, or any provision of the Crompton Articles or the Crompton By-Laws that has a similar effect.

          (l) Affiliates of Crompton. Crompton shall use its reasonable best efforts to cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of Crompton within the meaning of Rule 145 under the Securities Act, to execute and deliver to Witco no less than 35 days prior to the date of the meeting of Crompton Stockholders to approve the Merger written undertakings substantially in the form attached as Exhibit F to this Agreement.

          7.3      Additional Agreements of Witco.

          (a) Witco Stockholders Meeting. Witco shall take all action in accordance with Applicable Laws, the Witco Certificate and the Witco By-Laws, necessary to convene a meeting of Witco Stockholders and any holders of $2.65 Cumulative Convertible Preferred, voting as a single class, as promptly as practicable to consider and vote upon the approval of the Merger, this Agreement and the transactions contemplated hereby (the "Witco Stockholders Approval"). Without limiting the generality of the foregoing, Witco agrees that its obligations pursuant to the first sentence of this Section 7.3 (a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Witco of any Witco Competing Transaction, (ii) the withdrawal or modification by the Board of Directors of Witco of its approval or recommendation of this Agreement and the transactions contemplated hereby or
(iii) any declaration by the Board of Directors of Witco that this Agreement and the transactions contemplated hereby are no longer advisable.

          (b) Information for the Registration Statement and Preparation of Joint Proxy Statement. Witco shall as promptly as practicable furnish Crompton and Newco with all information concerning it as may be required for inclusion in the Registration Statement. Witco shall cooperate with Crompton in the preparation of the Registration Statement in a timely fashion and shall use all reasonable best efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. If, at any time prior to the Effective Time, any information pertaining to Witco contained in or omitted from the Registration Statement makes such statements contained in the Registration Statement false or misleading, Witco shall promptly so inform Crompton and provide Crompton with the information necessary to make statements contained therein not false and misleading. Witco shall use all reasonable efforts to cooperate with Crompton in the preparation and filing of the Joint Proxy Statement with the Commission on a confidential basis. Witco shall use all reasonable efforts to mail at the earliest practicable date to Witco Stockholders the Joint Proxy Statement, which shall include all information required under Applicable Laws to be furnished to Witco Stockholders in connection with the Merger and the transactions contemplated thereby.

          (c) No Solicitation. (i) Witco agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to (A) solicit, initi-ate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Witco, or acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice, transactions disclosed in the Witco Disclosure Schedule and the transactions contemplated by this Agreement) of Witco, or any combination of the foregoing (a "Witco Competing Transaction") or (B) negotiate, explore or otherwise engage in discussions with any person (other than Crompton or Newco or their respective directors, officers, employees, agents and representatives) with respect to any Witco Competing Transaction. Witco will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a Witco Competing Transaction. From and after the execution of this Agreement, Witco shall immediately advise Crompton in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Witco Competing Transaction (including the specific terms thereof), and promptly furnish to Crompton a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto. Notwithstanding the foregoing, prior to receipt of the Witco Stockholders Approval, Witco may, but only to the extent required by the fiduciary obligations of its Board of Directors under Applicable Law, as determined in good faith and on a reasonable basis by such Board of Directors and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, in response to a publicly disclosed proposal for a Witco Competing Transaction that constitutes a Qualifying Witco Proposal that was not solicited or encouraged by Witco or its representatives and that did not otherwise result from the breach or a deemed breach of this
Section 7.3(c), and subject to compliance with the notification provisions of this Section 7.3(c), for a 10-day period commencing with the first notification to Crompton under this Section 7.3(c) of receipt of such Witco Competing Transaction, (x) furnish non-public information with respect to Witco to the person proposing such Witco Competing Transaction and its representatives pursuant to a confidentiality agreement with terms no less restrictive of such person than those set forth in the Confidentiality Agreement and (y) participate in discussions or negotiations with such person and its representatives regarding such Witco Competing Transaction.

          (ii) Neither the Board of Directors of Witco nor any committee thereof shall (A) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Crompton, the approval or recommendation by the Board of Directors of Witco of this Agreement and the transactions contemplated hereby, (B) approve, or permit or cause Witco to enter into, any definitive agreement providing for the implementation of any Witco Competing Transaction (each a "Witco Acquisition Agreement") or (C) approve or recommend, or propose to approve or recommend, any Witco Competing Transaction. Notwithstanding the foregoing, prior to receipt of the Witco Stockholders Approval, and only to the extent required by the fiduciary obligations of the Witco Board of Directors under Applicable Law, as determined in good faith and on a reasonable basis by such Board of Directors and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, in response to a publicly disclosed proposal for a Witco Competing Transaction that constitutes a Qualifying Witco Proposal that was not solicited or encouraged by Witco or its representatives and that did not other-wise result from the breach or a deemed breach of this Section 7.3(c), (I) the Board of Directors of Witco may withdraw or modify its approval or recommendation of the transactions contemplated by this Agreement and, in connection therewith, approve or recommend such Qualifying Witco Proposal and
(II) Witco may enter into a Witco Acquisition Agreement contemporaneously with its termination of this Agreement pursuant to Section 9.1(i).

          (iii) Nothing contained in this Section 7.3(c) shall prohibit Witco from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

          (iv) For purposes of this Agreement, "Qualifying Witco Proposal" means any proposal made by a third party to acquire all of the equity securities or all or substantially all of the assets of Witco, pursuant to a tender offer, a merger, a consolidation, a recapitalization, a sale of its assets or otherwise, that is (A) for consideration that is substantial (as reasonably determined by the Board of Directors of Witco) and is comprised solely of cash and not subject to financing contingencies, (B) on terms which a nationally recognized independent investment banking firm has opined in writing (with only customary qualifications) to be superior from a financial point of view to the holders of Witco Common Stock to the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such proposal and this Agreement (including the terms of any proposal by Crompton to amend or modify the terms of the transactions contemplated by this Agreement), and (C) reasonably capable of being completed within 7 months of the termination of this Agreement, taking into account all financial, regulatory, legal and other aspects of such proposal.

          (d) Affiliates of Witco. Witco shall use its reasonable best efforts to cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of Witco, within the meaning of Rule 145 under the Securities Act, to execute and deliver to Crompton no less than 35 days prior to the date of the meeting of Witco Stockholders to approve the Merger written undertakings substantially in the form attached as Exhibit E to this Agreement.

          (e) Witco Preferred Stock. At the request of Crompton, Witco (i) shall promptly, but in no event later than 10 business days following the date of such request, give notice of redemption of all of the then, outstanding shares of $2.65 Cumulative Convertible Preferred to the holders thereof, and (ii) shall immediately prior to the Effective Time irrevocably deposit in trust, for the account of such holders, funds sufficient to pay in full the redemption price in respect of such shares of Witco Preferred Stock, in each case, in the manner contemplated by and pursuant to the terms and procedures set forth in the applicable certificate of designation, preferences, rights and limitations with respect to such $2.65 Cumulative Convertible Preferred as in effect on the date hereof. To the extent the $2.65 Cumulative Convertible Preferred are not so redeemed, Crompton shall take all action required to provide that the $2.65 Cumulative Convertible Preferred shall be convertible into Newco Common Stock immediately following the Effective Time in accordance with the terms and procedures set forth in the applicable certificate of designation.

          (f) Witco Rights Agreement. Prior to the earlier of the Effective Time or any termination of this Agreement pursuant to Article IX, Witco agrees that it shall not, without Crompton's consent, redeem the Witco Stockholder Rights, amend or modify the Witco Rights Agreement or take any other action that could result in the Witco Rights Agreement being deemed inapplicable to any person other than Crompton and Newco.

          (g) Takeover Laws; Governance Documents. Witco shall take no action that would cause any Witco Competing Transaction to be exempt from any requirements imposed by DGCL Section 203, or any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, or any provision of the Witco Certificate or Witco By-Laws that has a similar effect.

          (h) Notification of Certain Matters. Witco shall give prompt notice to Crompton of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Witco representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time such that the condition set forth in Section 8.2(a) would not be satisfied and (ii) any material failure of Witco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 7.3(h) shall not limit or otherwise affect the remedies available hereunder to Crompton.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT


          8.1 Conditions to Each Party's Obligation to Effect the Second Step Merger. The respective obligations of the parties to effect the Second Step Merger, and of Crompton and Newco to effect the First Step Merger, shall be subject to the satisfaction at or prior to the Effective Time (and the First Effective Time, in the case of the consummation of the First Step Merger) of the following conditions:

                    (a) Stockholder Approval. This Agreement and the transactions contemplated hereby, including the Second Step Merger and, in the case of the holders of Crompton Common Stock, the First Step Merger, (i) shall have been approved and adopted by the respective requisite affirmative votes of the holders of Witco Common Stock and to the extent outstanding, the holders of $2.65 Cumulative Convertible Preferred, voting as a single class with the holders of the Witco Common Stock, and (ii) the holders of the Crompton Common Stock entitled to vote thereon.

                    (b) NYSE Listing. The shares of Newco Common Stock that shall be issued to the holders of Witco Common Stock upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                    (c) Other Approvals. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all other consents, approvals, permits or authorizations required to be obtained prior to the Effective

          Time from any Governmental Authority, the absence of which would prohibit the Merger and the consummation of the transactions contemplated hereby, shall have been obtained.

                    (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

                   (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the First Step Merger, the Second Step Merger or any of the other transactions contemplated by this Agreement shall be in effect.

                    (f) Federal Tax Opinion. Crompton and Witco shall have received an opinion of Wachtell, Lipton, Rosen & Katz and Cravath, Swaine & Moore, respectively, in form and substance reasonably satisfactory to Crompton and Witco, respectively, in each case, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, each of the First Step Merger and the Second Step Merger will constitute a "reorganization" under Section 368(a) of the Code; Crompton and Newco will each be a party to the reorganization in respect of the First Step Merger; and Newco and Witco will each be a party to the reorganization in respect of the Second Step Merger.

                  In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Crompton, Newco, Witco and others.

          8.2 Conditions to Obligations of Crompton and Newco. The obligations of Crompton and Newco to effect the First Step Merger, and the obligation of Newco to effect the Second Step Merger, are also subject to the satisfaction, or waiver by Crompton or Newco, at or prior to the Effective Time, of the following conditions:

                    (a) Representations and Warranties. The representations and warranties of Witco set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, has had or could reasonably be expected to have a Material Adverse Effect on Witco. Crompton shall have received a certificate signed on behalf of Witco by the Chief Executive Officer and the Chief Financial Officer of Witco to the foregoing effect.

                    (b) Performance of Obligations of Witco. Witco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Crompton shall have received a certificate signed on behalf of Witco by the Chief Executive Officer and the Chief Financial Officer of Witco to such effect.

          8.3 Conditions to Obligations of Witco. The obligation of Witco to effect the Second Step Merger is also subject to the satisfaction or waiver by Witco at or prior to the Effective Time of the following conditions:

                    (a) Representations and Warranties. The representations and warranties of Crompton and Newco set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that, for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, has had or could reasonably be expected to have a Material Adverse Effect on Crompton. Witco shall have received a certificate signed on behalf of Crompton by the Chief Executive Officer and the Chief Financial Officer of Crompton to the foregoing effect.

                    (b) Performance of Obligations of Crompton. Each of Crompton and Newco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Witco shall have received a certificate signed on behalf of Crompton by the Chief Executive Officer and the Chief Financial Officer of Crompton to such effect.


                                   ARTICLE IX

                            TERMINATION AND AMENDMENT


          9.1 Termination. This Agreement may be terminated at any time prior to the First Effective Time, whether before or after approval of the matters presented in connection with the Second Step Merger by the holders of Crompton Common Stock or Witco Common Stock:

          (a)      by mutual consent of Crompton and Witco;

          (b) by either the Board of Directors of Crompton or the Board of Directors of Witco if any permanent injunction or other order or decree of a court or other competent Governmental Authority preventing the Merger shall have become final and nonappealable, provided that the party seeking to terminate this Agreement under this Section 9.1(b) shall have used its reasonable best efforts to remove such injunction, order or decree;

          (c) by either the Board of Directors of Crompton or the Board of Directors of Witco if the Second Step Merger shall not have been consummated on or before December 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) by either the Board of Directors of Crompton or the Board of Directors of Witco (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Witco, in the case of a termination by Crompton, or Crompton or Newco, in the case of a termination by Witco, which breach, individually or together with other such breaches, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2 or 8.3, as the case may be, and which is not cured within 30 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date;

          (e) by either the Board of Directors of Crompton or the Board of Directors of Witco, (i) if, upon a vote at a duly held meeting to obtain the Witco Stockholders Approval, the Witco Stockholders Approval is not obtained; or
(ii) if, upon a vote at a duly held meeting to obtain the Crompton Stockholders Approval, the Crompton Stockholders Approval is not obtained;

          (f) by the Board of Directors of Crompton, if the Board of Directors of Witco, any committee thereof or Witco withdraws, or proposes to withdraw or modify, in a manner adverse to Crompton, its approval or recommendation of this Agreement and the transactions contemplated hereby or approves or recommends, or proposes to approve or recommend, any Witco Competing Transaction;

          (g) by the Board of Directors of Witco, if the Board of Directors of Crompton, any committee thereof or Crompton withdraws, or proposes to withdraw or modify, in a manner adverse to Witco, its approval of this Agreement and the transactions contemplated hereby, or proposes to approve or recommend, any Crompton Competing Transaction;

          (h) by the Board of Directors of Crompton, if (i) prior to receipt of the Crompton Stockholders Approval, Crompton has received a publicly disclosed proposal for a Crompton Competing Transaction that constitutes a Qualifying Crompton Proposal that was not solicited or encouraged by Crompton or its representatives and that did not otherwise result from the breach or a deemed breach of Section 7.2(g), (ii) the Board of Directors has determined in good faith and on a reasonable basis, and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, that it is necessary to (x) withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, (y) terminate this Agreement pursuant hereto and (z) enter into a Crompton Acquisition Agreement in connection with such Qualifying Crompton Proposal in order to comply with its fiduciary obligations under Applicable Law, (iii) Crompton has notified Witco in writing of the determination described in clause
(ii) above, (iv) at least ten business days following receipt by

Witco of the notice referred to in clause (iii) above, and taking into account any proposal made by Witco since receipt of such notice to amend or modify the terms of the transactions contemplated by this Agreement, such Qualifying Crompton Proposal remains a Qualifying Crompton Proposal and the Board of Directors of Crompton has again made the determination referred to in clause
(ii) above, (v) Crompton is in compliance with Section 7.2(g), (vi) Crompton has paid in advance the fee due under Section 10.3(c) to Witco, and (vii) the Board of Directors of Crompton concurrently approves, and Crompton concurrently enters into, a Crompton Acquisition Agreement providing for the implementation of such Qualifying Crompton Proposal; or

           (i) by the Board of Directors of Witco, if (i) prior to receipt of the Witco Stockholders Approval, Witco has received a publicly disclosed proposal for a Witco Competing Transaction that constitutes a Qualifying Witco Proposal that was not solicited or encouraged by Witco or its representatives and that did not otherwise result from the breach or a deemed breach of Section 7.3(c), (ii) the Board of Directors has determined in good faith and on a reasonable basis, and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, that it is necessary to (x) withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, (y) terminate this Agreement pursuant hereto and (z) enter into a Witco Acquisition Agreement in connection with such Qualifying Witco Proposal in order to comply with its fiduciary obligations under Applicable Law, (iii) Witco has notified Crompton in writing of the determination described in clause (ii) above, (iv) at least ten business days following receipt by Crompton of the notice referred to in clause (iii) above, and taking into account any proposal made by Crompton since receipt of such notice to amend or modify the terms of the transactions contemplated by this Agreement, such Qualifying Witco Proposal remains a Qualifying Witco Proposal and the Board of Directors of Witco has again made the determination referred to in clause (ii) above, (v) Witco is in compliance with Section 7.3(c), (vi) Witco has paid in advance the fee due under Section 10.3(b) to Crompton, and (vii) the Board of Directors of Witco concurrently approves, and Witco concurrently enters into, a Witco Acquisition Agreement providing for the implementation of such Qualifying Witco Proposal.

          9.2 Effect of Termination. In the event of termination of this Agreement by either Crompton or Witco as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Crompton, Witco, Newco, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (a) the last sentence of Section 7.1(f), Section 9.2 and Article X shall survive any termination of this Agreement, and (b) notwithstanding anything to the contrary contained in this Agreement, neither Crompton nor Witco shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

          9.3 Amendment. Subject to compliance with Applicable Laws, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of Crompton and Witco; provided, however, that, after any approval of the transactions contemplated by this Agreement by the respective stockholders of Crompton or Witco, there may not be any amendment of this Agreement that by law requires the further approval of such stockholders, without the further approval of such stockholders. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

          9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Crompton or Witco, there may not be any extension or waiver of this Agreement or any portion thereof that by law requires the further approval of such stockholders, without the further approval of such stockholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                    ARTICLE X

                               GENERAL PROVISIONS


          10.1 Closing. Subject to the terms and conditions of this Agreement and the Option Agreements, the closing of the Second Step Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to Applicable Laws) of the latest to occur of the conditions set forth in Article VIII, unless extended by mutual agreement of the parties (the "Closing Date").

          10.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Option Agreements and the Confidentiality Agreement, which shall terminate in accordance with terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply in whole or in part after the Effective Time.

          10.3 Fees and Expenses. (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the Commission in connection with the Merger, shall be borne equally by Crompton and Witco.

          (b) Witco shall pay to Crompton a fee of $30 million if: (i) Witco terminates this Agreement pursuant to Section 9.1(i); (ii) Crompton terminates this Agreement pursuant to Section 9.1(f); or (iii) any Witco Competing Transaction proposed to Witco or publicly disclosed and, in each case, pending prior to the earlier of (x) the Witco Stockholders Meeting and (y) the occurrence of the earliest event or circumstance constituting the basis for the termination of this Agreement, and thereafter either Crompton or Witco terminates this Agreement pursuant to Section 9.1(c), Section 9.1(e)(i), or
Section 9.1(d) (but only in the case of termination by Crompton under such Section 9.1(d)) and, in the case of clause (iii) above, within 12 months of such termination Witco enters into a definitive agreement to consummate, or otherwise consummates, the transactions contemplated by any Witco Competing Transaction. Any fee due under this Section 10.3(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

          (c) Crompton shall pay to Witco a fee of $30 million if: (i) Crompton terminates this Agreement pursuant to Section 9.1(h); (ii) Witco terminates this Agreement pursuant to Section 9.1(g); or (iii) any Crompton Competing Transaction proposed to Crompton or publicly disclosed and, in each case, pending prior to the earlier of (x) the Crompton Stockholders Meeting and (y) the occurrence of the earliest event or circumstance constituting the basis for the termination of this Agreement, and thereafter either Crompton or Witco terminates this Agreement pursuant to Section 9.1(c), Section 9.1(e)(ii), or
Section 9.1(d) (but only in the case of termination by Witco under such Section 9.1(d)) and, in the case of clause (iii) above, within 12 months of such termination Crompton enters into a definitive agreement to consummate, or otherwise consummates, the transactions contemplated by any Crompton Competing Transaction. Any fee due under this Section 10.3(c) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

          10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)      if to Crompton or Newco, to:

                  Crompton & Knowles Corporation
                  One Station Place, Metro Center
                  Stamford, CT  06902
                  Attention: Charles J. Marsden/John T. Ferguson, II Telecopy No.: (203) 353-5470
           with a copy to:

                  Edward D. Herlihy
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Telecopy No.:  (212) 403-2000

and

          (b)      if to Witco, to:

                  Witco Corporation
                  One American Lane
                  Greenwich, CT  06831
                  Attention:  Cam DiFrancesco/Ed Smith
                  Telecopy No:  (203) 552-2201

         with a copy to:

                  Philip A. Gelston
                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, NY  10019
                  Telecopy No.:  (212) 424-3700

          10.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Witco, Crompton, Newco or any of their respective subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.

          10.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          10.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreements and the Confidentiality Agreement.

          10.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law (except to the extent that mandatory provisions of federal law or of the DGCL or MBCL are applicable).

          10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          10.10 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for the provisions of Section 7.2(c) and 7.2(d) that may be enforced by the persons intended to be benefited thereby, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          10.11 Certain Agreements of Crompton and Witco. Each of Crompton and Witco agree that the Combined Company may be sued in the Commonwealth of Massachusetts for any prior obligation of Crompton or Witco and any obligation incurred by the Combined Company after the Effective Time, so long as any liability remains outstanding against any such entity in the Commonwealth of Massachusetts, and the Combined Company irrevocably appoints the State Secretary of the Commonwealth of Massachusetts as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the manner provided in Chapter 181 of the General Laws of the Commonwealth of Massachusetts.

          10.12 Representations and Warranties of Newco. For purposes of Article IV and Section 8.2(a), Newco shall succeed to all representations and warranties of Crompton after the First Effective Time as the successor corporation to Crompton.

                  IN WITNESS WHEREOF, Crompton, Witco and Newco have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                       CROMPTON & KNOWLES CORPORATON


                                       By: /s/ Vincent A. Calarco
                                          -------------------------------------
                                       Name:  Vincent A. Calarco
                                       Title: Chairman of the Board, President
                                              and Chief Executive Officer


                                       PARK MERGER CO.


                                       By: /s/ Vincent A. Calarco
                                          -------------------------------------
                                       Name:  Vincent A. Calarco
                                       Title: President



                                       WITCO CORPORATION


                                       By: /s/ E. Gary Cook
                                          -------------------------------------
                                       Name:  E. Gary Cook
                                       Title: Chairman of the Board, President
                                              and Chief Executive Officer